Exhibit 99.1

Vapotherm Announces Debt Amendment and NYSE Continued Listing Standard Notice

EXETER, New Hampshire, October 3, 2022 / Business Wire / -- Vapotherm, Inc. (NYSE: VAPO), (“Vapotherm” or the “Company”), a global medical technology company focused on the development and commercialization of its proprietary Vapotherm high velocity therapy® products, which are used to treat patients of all ages suffering from respiratory distress, today announced that, on September 30, 2022, the Company entered into an Amendment No. 2 to Loan and Security Agreement (the “Second Amendment,” together with the Loan and Security Agreement, the “Amended Loan and Security Agreement”) with SLR Investment Corp., as Collateral Agent, and the lenders party thereto.

In addition, the Company announced that it was notified (the “Notice”) on September 27, 2022 by the New York Stock Exchange, Inc. (the “NYSE”) that the Company is not in compliance with the NYSE’s continued listing standards as a result of the Company’s average market capitalization being less than $50 million over a consecutive 30 trading-day period and the most recently reported stockholders’ equity of the Company also being less than $50 million.

Second Amendment to the Loan and Security Agreement

In February 2022, the Company entered into its Loan and Security Agreement (the “Loan and Security Agreement”), which provided the Company with a term A loan facility (the “Term A Loan Facility”) of $100 million, funded at closing, and a term B loan facility of $25 million (the “Term B Loan Facility”), available in 2023 upon the achievement of a revenue milestone. The Loan and Security Agreement matures on February 1, 2027 (the “Maturity Date”). On September 30, 2022 (the “Effective Date”), the Company entered into the Second Amendment, which includes:

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A modification of the Company’s minimum revenue covenant for the remainder of 2022;
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The addition of a minimum liquidity covenant equal to $20 million;
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Replacement of LIBOR with the Secured Overnight Financing Rate;
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An increase of the exit fee from 6.95% to 7.45% of the aggregate principal amount of the Amended Loan and Security Agreement, which is payable at the earliest of (i) the Maturity Date, and (ii) Prepayment of the Amended Loan and Security Agreement;
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Elimination of the Term B Loan Facility and its related facility fee equal to $225,000; and
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A reset of the exercise price of warrants to purchase 107,373 shares of the Company’s common stock issued to the lenders on February 18, 2022 in connection with the Term A Loan Facility funding to a new exercise price of $1.63 per share.

NYSE Continued Listing Standard Notice

As set forth in the Notice, as of September 27, 2022, the 30-trading day average market capitalization of the Company was approximately $48.8 million and the Company’s last reported stockholders’ equity as of June 30, 2022 was approximately $13.7 million.

In accordance with the NYSE rules, the Company intends to notify the NYSE within 10 business days of receipt of the Notice that the Company intends to cure the deficiency. Under the NYSE rules, the Company has 45 days from the receipt of the Notice to submit a plan (the “Plan”) advising the NYSE of definitive action the Company has taken, or is taking, which would bring the Company into conformity with continued listed standards within 18 months of receipt of the Notice. Within 45 days of receipt of the Plan, the NYSE will make a determination as to whether the Company has made a reasonable demonstration of an ability to come into conformity with the relevant standards in the 18 month period. If the NYSE accepts the Plan, the Company’s common stock will continue to be listed and traded on the NYSE during the 18 month cure period, subject to the Company’s compliance with other continued listing standards, and the Company will be subject to quarterly monitoring by the NYSE for compliance with the Plan. The Company’s common stock will continue to trade under the symbol “VAPO”, but will have an added designation of “.BC” to indicate the status of the common stock as being “below compliance”.

The NYSE notification does not affect the Company’s business operations or its Securities and Exchange Commission reporting requirements, nor does it conflict with or cause an event of default under any of the Company’s debt agreements.

About Vapotherm

Vapotherm, Inc. (NYSE: VAPO) is a publicly traded developer and manufacturer of advanced respiratory technology based in Exeter, New Hampshire, USA. The Company develops innovative, comfortable, non-invasive technologies for respiratory support of patients with chronic or acute breathing disorders. Over 3.5 million patients have been treated with the use of Vapotherm high velocity therapy® systems. For more information, visit www.vapotherm.com.

Vapotherm high velocity therapy is mask-free noninvasive ventilatory support and is a front-line tool for relieving respiratory distress–including hypercapnia, hypoxemia, and dyspnea. It allows for the fast, safe treatment of undifferentiated respiratory distress with one tool. The Precision Flow systems’ mask-free interface delivers optimally conditioned breathing gases, making it comfortable for patients and reducing the risks and care complexities associated with mask therapies. While being treated, patients can talk, eat, drink and take oral medication.

Website Information

Vapotherm routinely posts important information for investors on the Investor Relations section of its website, http://investors.vapotherm.com/. Vapotherm intends to use this website as a means of disclosing material, non-public information and for complying with Vapotherm’s disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Vapotherm’s website, in addition to following Vapotherm’s press releases, Securities and Exchange Commission filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Vapotherm’s website is not incorporated by reference into, and is not a part of, this document.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that involve risk and uncertainties, including its intent to regain compliance with the NYSE continued listing standards. In some cases, you can identify forward-looking statements by terms such as “expect,” “plan,” “anticipate,” “could,” “would,” “intend,” “believe,” “estimate,” “predict,” or “continue” or the negative of these terms or other similar expressions, although not all forward-looking statements contain these words, and the use of future dates. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include, but are not limited to the following: Vapotherm’s future financial performance and operating results; its need for additional financing; its ability to regain compliance with the NYSE continued listing standards; risks associated with the move of its manufacturing operations to Mexico; its dependence on sales generated from its Precision Flow systems; competition from multi-national corporations who have significantly greater resources than Vapotherm and are more established in the respiratory market; the ability for Precision Flow systems to gain increased market acceptance; Vapotherm’s inexperience directly marketing and selling its products; the potential loss of one or more suppliers and dependence on its new third party manufacturer; Vapotherm’s susceptibility to seasonal fluctuations; Vapotherm’s failure to comply with applicable United States and foreign regulatory requirements; the failure to obtain U.S. Food and Drug Administration or other regulatory authorization to market and sell future products or its inability to secure, maintain or enforce patent or other intellectual property protection for its products; the impact of the COVID-19 pandemic on its business, including its supply chain, and the other risks and uncertainties included under the heading “Risk Factors” in Vapotherm’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as filed with the Securities and Exchange Commission on February 24, 2022, and Vapotherm’s most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2022 as filed with the Securities and Exchange Commission on August 3, 2022, and in any subsequent filings with the Securities and Exchange Commission. The forward-looking statements contained in this press release reflect Vapotherm’s views as of the date hereof, and Vapotherm does not assume and specifically disclaims any obligation to update any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

SOURCE: Vapotherm, Inc.

Investor Relations Contacts:

Mark Klausner or Mike Vallie, Westwicke, an ICR Company, ir@vtherm.com, +1 (603) 658-0011